UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GENERAL MOTORS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	27-0756180
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.01 per share	New York Stock Exchange Toronto Stock Exchange

Series B mandatory convertible junior preferred stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-168919

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.01 per share (Common Stock) of General Motors Company, a Delaware corporation (the Registrant), is set forth in the section entitled “Description of Capital Stock” in the prospectus filed by the Registrant pursuant to the Securities Act of 1933, as amended (the Securities Act), relating to the Common Stock (the Common Stock Prospectus), which prospectus constitutes a part of the Registrant’s Registration Statement on Form S–1 (Registration No. 333-168919), initially filed with the Securities and Exchange Commission on August 18, 2010 (as amended, the Registration Statement). When a final form of the Common Stock Prospectus is filed by the Registrant pursuant to Rule 424(b), the section entitled “Description of Capital Stock” set forth therein shall be incorporated herein by reference, and shall be substituted for such description in the Common Stock Prospectus described above.

A description of the Series B mandatory convertible junior preferred stock, par value $0.01 per share (Series B Preferred Stock) of the Registrant is set forth in the section entitled “Description of Series B Preferred Stock” in the prospectus filed by the Registrant pursuant to the Securities Act, relating to the Series B Preferred Stock (the Series B Preferred Stock Prospectus), which prospectus constitutes a part of the Registration Statement. When a final form of the Series B Preferred Stock Prospectus is filed by the Registrant pursuant to Rule 424(b), the section entitled “Description of Series B Preferred Stock” set forth therein shall be incorporated herein by reference, and shall be substituted for such description in the Series B Preferred Stock Prospectus described above.

Both the Common Stock Prospectus and the Series B Preferred Stock Prospectus, in the form in which they are so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

A list of exhibits filed with this registration statement on Form 8-A is set forth in the Exhibit Index and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 10, 2010	GENERAL MOTORS COMPANY

	By:	/S/ DANIEL F. AKERSON
	Name:	Daniel F. Akerson
	Title:	Chief Executive Officer

EXHIBIT INDEX

The following documents are filed as exhibits to this registration statement.

Exhibit Number	Description of Documents

3.1	Amended and Restated Certificate of Incorporation of General Motors Company, as amended, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009

3.2	General Motors Company Amended and Restated Bylaws dated August 3, 2010, incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K of General Motors Company filed August 9, 2010

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of General Motors Company, incorporated herein by reference to Exhibit 3.3 to Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-168919) of General Motors Company filed November 3, 2010

3.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of General Motors Company, incorporated herein by reference to Exhibit 3.4 to Amendment No. 5 to the Registration Statement on Form S-1 (File No. 333-168919) of General Motors Company filed November 3, 2010

4.1	Certificate of Designations of Series A Fixed Rate Cumulative Perpetual Preferred Stock of General Motors Company, incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009

4.2	Form of Certificate of Designations of Series B Mandatory Convertible Junior Preferred Stock of General Motors Company, incorporated herein by reference to Exhibit 4.2 to Amendment No. 6 to the Registration Statement on Form S-1 of General Motors Company (File No. 333-168919) filed November 10, 2010